JOINT FILING INFORMATION


Reporting Person:       STELLIAM INVESTMENT MANAGEMENT LP

Address:                31 WEST 52 STREET
                        16TH FLOOR
                        NEW YORK, NY 10019

Designated Filer:       STELLIAM INVESTMENT MANAGEMENT LP

Issuer and Symbol:      EXPRESSJET HOLDINGS, INC. (XJT)

Date of Event
Requiring Statement:    10/02/09


Signature:              /s/ Gregg Kudisch
                        --------------------------------------
                        Gregg Kudisch, Chief Financial Officer




Reporting Person:       ROSS MARGOLIES

Address:                31 WEST 52 STREET
                        16TH FLOOR
                        NEW YORK, NY 10019

Designated Filer:       STELLIAM INVESTMENT MANAGEMENT LP

Issuer and Symbol:      EXPRESSJET HOLDINGS, INC. (XJT)

Date of Event
Requiring Statement:    10/02/09


Signature:              /s/ Ross Margolies
                        -------------------------------------